Exhibit 16.1


                                    July 7, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


             RE: TRANS CONTINENTAL  ENTERTAINMENT GROUP, INC.
                    FILE REF. NO. 0-22382

We were previously the principal accountants for Trans Continental Entertainment Group, Inc. We have not reported on the consolidated financial statements of Trans Continental Entertainment Group, Inc. during the two most recent fiscal years or any subsequent interim period. On July 1, 2003, our appointment as principal accountants was terminated. We have read Trans Continental Entertainment Group, Inc.'s statements included under Item 4 of its Form 8-K dated July 1, 2003, and we agree with the statements made in response to that Item insofar as they relate to our Firm.

                                    Very truly yours,

                                    /s/ Weinberg & Company, P.A.
                                    ----------------------------
                                    WEINBERG & COMPANY, P.A.
                                    Certified Public Accountants